                                                                      EXHIBIT 12

                         R.R. DONNELLEY & SONS COMPANY

                               ----------------

         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                     NINE MONTHS
                                                                        ENDED
                                                                       9/30/95
                                                                     -----------
Earnings
  Earnings before income taxes......................................  $299,059
  Interest expense..................................................    80,183
  Interest factor in operating leases (1)...........................    12,300
  Amortization of capitalized interest..............................     4,471
                                                                      --------
  Earnings available for fixed charges..............................  $396,013
                                                                      ========
Fixed Charges
  Interest expense..................................................  $ 80,183
  Capitalized interest..............................................     8,349
                                                                      --------
  Interest incurred.................................................    88,532
  Interest factor in operating leases (1)...........................    12,300
                                                                      --------
    Total fixed charges.............................................  $100,832
                                                                      ========
Ratio of earnings to fixed charges (2)..............................      3.93
                                                                      ========

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(1) Management estimates one-third of current year operating lease payments to be the interest factor in such rentals.
(2) The ratio of earnings to fixed charges for the twelve months ended September 30, 1995 was 4.41.